EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-effective Amendment No.1 to the Registration Statement on Form F-1 (File No. 333-166872) of Seanergy Maritime Holdings Corp. of our report dated July 20, 2010 relating to the consolidated financial statements of Maritime Capital Shipping Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong
September 23, 2010

SK 26979 0001 1133390